Exhibit 99.1

KULR TECHNOLOGY TO HOST G-27 LITHIUM BATTERY PACKAGING PERFORMANCE COMMITTEE MEETING FOR SOCIETY OF AEROSPACE ENGINEERS

SAE’s Committee Meeting to Focus on Updating Packaging Standards to Support the Safe Shipment of Lithium Batteries as Cargo on Aircraft, Helping Accelerate the Growth of the Electrification Movement

KULR to Showcase Suite of Battery Safety Solutions, including SafeCase, a Reusable, Safe, and High-Energy Battery Transportation and Storage Solution That Addresses the Aviation Regulations on Transport of Lithium-Ion Batteries

SAN DIEGO / GLOBENEWSWIRE / November 3, 2022 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a leading energy management platform accelerating the electrification of the circular economy, today announced that it is hosting a meeting of the Society of Aerospace Engineers (“SAE") G-27 Lithium Battery Packaging Performance Committee in San Diego next week.

As part of their charter to establish technical standards that advance safety, quality, and interoperability, across aerospace, automotive, commercial vehicle, and systems management sectors, the SAE meeting will focus on innovative ways to update, develop and maintain lithium-ion (“Li-ion”) battery package standards to permit safe transport via aircraft and accelerate the electrification movement.

Underscoring the core theme of the meeting, KULR will showcase its suite of battery safety solutions, including SafeCase, its reusable, safe, and high-energy battery transportation and storage solution that addresses the current aviation regulations on the transport of lithium-ion batteries. KULR's SafeCase and Thermal Runway Shield (“TRS”) provide a viable safety risk management framework and have previously secured Department of Transportation special permits for shipping Li-ion batteries.

The carriage of lithium batteries via air transport continues to present a significant safety risk, with current regulations set forth by the International Civil Aviation Organization (“ICAO”) prohibiting the transport of Li-ion batteries as cargo on passenger aircrafts until approved safety solutions, expressly including performance-based packaging, are implemented. Consequently, airlines, shippers, and manufacturers have been working hard to ensure lithium batteries can be carried onboard airlines safely. As such, next week's SAE meeting is uniquely situated to help transform the existing regulatory landscape through proven solution approaches and new policies that safely facilitate the transport of Li-ion batteries via aircraft.

KULR’s decision to host this meeting is also a key step in introducing its suite of battery safety products and services to a number of influential organizations including the International Air Transport Association (“IATA”), International Federation of Airline Pilots Association (IFALPA), International Coordination Council for Aerospace Industry Association (“ICCAIA”), European Association for Advanced Rechargeable Batteries (“RECHARGE”), Rechargeable Battery Association (“PRBA”), Battery Association of Japan (“BAJ”), Medical Device Transport Council (“MDTC”) defense agencies, and regulatory authorities.

SAE Lithium Battery Packaging Performance Committee Event Details
Date: Tuesday, November 8, 2022 – Friday, November 11, 2022
Location: Hyatt Regency La Jolla at Aventine – 3777 La Jolla Village Drive, San Diego, CA

About KULR Technology Group Inc.
KULR Technology Group Inc. (NYSE American: KULR) is a leading energy management platform offering proven solutions that play a critical role in accelerating the electrification of the circular economy. Leveraging a foundation in developing, manufacturing, and licensing next-generation carbon fiber thermal management technologies for batteries and electronic systems, KULR has evolved its holistic suite of products and services to enable its customers across disciplines to operate with efficiency and sustainability in mind. For more information, please visit https://www.kulrtechnology.com/.

Safe Harbor Statement
This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 28, 2022. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Investor Relations:
Tom Colton or John Yi
Gateway Group
Main: (949) 574-3860
KULR@gatewayir.com

Public Relations:
Robert Collins / Zach Kadletz / Anna Rutter
Gateway Group
Main: (949) 574-3860
KULR@gatewayir.com

Brokers and Analysts:
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